Exhibit 10.7
ESCROW AGREEMENT

This Escrow Agreement, dated as of May 25, 2010 (the "Effective Date"), by and between GENESIS SOLAR CORPORATION, a Colorado corporation ("Buyer"), and GENESIS ENERGY INVESTMENT PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange ("Seller"), and Oppenheim Law Firm, as escrow agent ("Escrow Agent").

This is the Escrow Agreement referred to in the Amended and Restated Stock Purchase Agreement dated May 12, 2010 (the "Purchase Agreement") among Buyer and Seller. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.	ESTABLISHMENT OF ESCROW

a.
Except as otherwise set forth below, upon the Buyer’s and Escrow Agent’s signature to this Agreement and delivery thereof to the other party (with a copy to the Seller), Buyer is depositing with Escrow Agent the following (and by executing and delivering this Agreement the Escrow Agent hereby acknowledges receipt thereof), and each of the following will be given to the Escrow Agent either by bank transfer to his Trust account with Valartis Bank AG, Bendern, Liechtenstein or in a sealed envelope marked with reference to the paragraph ((a)(_), that is, (a)(i), (a)(ii), etc.):

i.	A certificate representing 8,950,000 shares of the Buyer’s common stock, which certificate bears a restrictive legend;

ii.	One or more certificates representing a total of 4,809,600 shares of the Buyer’s common stock, which certificate(s) bear(s) a restrictive legend;

iii.	A certificate representing 25,000 shares of the Buyer’s common stock, which certificate bears a restrictive legend;

iv.	A certificate representing 25,000 shares of the Buyer’s common stock, which certificate bears a restrictive legend;

v.	A certificate representing 336,493 shares of the Buyer’s common stock, which certificate bears a restrictive legend;

vi.	[Reserved] ;

vii.
Buyer’s signature to the Non-Competition Agreement(s) (as that term is defined in the Purchase Agreement), although the parties have agreed and hereby acknowledge that such document(s) may be deposited into escrow after the establishment of the escrow;

viii.	A certificate executed by Buyer as required by Section 2.4(b)(ii) of the Purchase Agreement; and

ix.	Such other documents as the Buyer and Seller may determine appropriate.

b.
Except as otherwise set forth below upon the Seller’s and Escrow Agent’s signature to this Agreement and delivery thereof to the other party (with a copy to the Buyer), Seller is depositing with Escrow Agent the following (and by executing and delivering this Agreement the Escrow Agent hereby acknowledges receipt thereof), and each of the following will be given to the Escrow Agent in a sealed envelope marked with reference to the paragraph ((b)(_), that is, (b)(i), (b)(ii), etc.):

i.
One or more certificates (or other evidence of ownership) representing all of the issued and outstanding shares of capital stock of GSE (the “GSE Shares”), and accompanied by such other document(s) as are necessary to assign or transfer ownership of the GSE Shares to Buyer although such document(s) shall be executed by the Seller, Buyer and any other necessary parties before the appropriate notary public or licensed official, immediately prior to, or concurrent with, their release from escrow;

ii.
One or more certificates (or other evidence of ownership) representing all of the issued and outstanding shares of capital stock of GSH (the “GSH Shares”), duly endorsed (or accompanied by duly executed stock powers or other appropriate assignment document(s));

iii.
One or more certificates (or other evidence of ownership) representing all of the issued and outstanding shares of capital stock of GSS (the “GSS Shares”), duly endorsed (or accompanied by duly executed stock powers or other appropriate assignment document(s)).

iv.
Properly executed deeds or other instruments that will result in the assignment of the GEI Know-How, although the parties have agreed and hereby acknowledge that such deeds or instruments may be deposited into escrow after the establishment of the escrow;

v.	[Reserved] ;

vi.
Seller’s signature to the Non-Competition Agreement(s) (as that term is defined in the Purchase Agreement), although the parties have agreed and hereby acknowledge that such document(s) may be deposited into escrow after the establishment of the escrow;

vii.	Releases in the form of Exhibit 2.4(a)(iii) to the Purchase Agreement executed by Seller (“Seller’s Releases”);

viii.	A certificate executed by Seller as required by Section 2.4(a)(vi) of the Purchase Agreement; and

ix.	Such other documents as the Buyer and Seller may determine appropriate.

c.	The documents in sealed envelopes as described in Sections 1(a) and 1(b), above, are collectively referred to here in as the “Escrow Property.”

d.
In issuing the shares of Buyer’s common stock described in paragraphs 1(a)(i), 1(a)(ii), 1(a)(iii), 1(a)(iv), and 1(a)(v) (collectively the “Buyer’s Shares”), the Buyer will instruct its transfer agent to use the address of the Escrow Agent as the address of the Seller (in whose name the Buyer’s Shares will be issued).  Following delivery of any portion of the Buyer’s Shares after the Notification, the Seller may contact the Buyer’s transfer agent to change the address on the transfer agent’s records and to make such other changes as may be appropriate.

e.
As further described in Section 2.2(c) of the Purchase Agreement, the Seller shall only be entitled to all or a portion of the Buyer’s Shares represented by the certificate described herein in paragraph 1(a)(ii) (referred to herein as the “Contingent Shares”) based on the amount of Seller Invested Funds as determined pursuant to Section 2.2(c) of the Purchase Agreement.  If Seller is entitled to less than all of the Contingent Shares at the time envelope (b)(i) is to be released to Buyer, then Buyer shall instruct the Escrow Agent to return the certificate to the Buyer or its designee and Buyer will cause a new stock certificate representing the adjusted number of Contingent Shares to be delivered to the Escrow Agent or delivered directly to the Seller.

f.
Should a distribution or dividend of any form be paid or distributed with respect to the Buyer’s Shares or with respect to the GSE Shares, the GSS Shares, or the GSH Shares during the term of this Agreement, such distributions will become Escrow Property, attributable to the shares with respect to which such distribution or dividend has been paid and will (for the purposes of this Agreement) be considered held by the Escrow Agent in the same envelope as the shares with respect to which the distribution or dividend was paid, and will be disbursed by the Escrow Agent as the envelope is disbursed.  Neither Buyer nor Seller shall have any right or claim to any distribution declared or paid on the any of the shares unless and until the envelope containing such shares is delivered to Buyer or Seller in accordance with this Agreement.

2.	ESCROW AGENT ACCEPTANCE. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Property pursuant to the terms and conditions hereof.

3.
TERM OF ESCROW.  The escrow period shall begin on the date hereof and shall automatically terminate on December 31, 2010 unless otherwise agreed by the parties (the “Termination Date”).  Alternatively, this Agreement shall terminate in its entirety when the entirety of the Escrow Property is released by the Escrow Agent as provided in Section 4 below.  If on December 31, 2010, any of the Escrow Property remains in escrow and the Parties with the consent of the Escrow Agent have not agreed to extend this Agreement the Escrow Agent shall return all envelopes marked (a)(_) to the Buyer and all envelopes marked (b)(_) to the Seller.

4.
DISBURSEMENT FROM ESCROW.  Subject to the terms and conditions of this Escrow Agreement (including the Release Condition set forth in Section 6 hereof), the Buyer or its assignee may, prior to the Termination Date, instruct the Escrow Agent to release the Escrow Property, as follows, pursuant to a Notification meeting the requirements of Section 5, below:

a.	If Buyer or its assignee instructs the Escrow Agent to deliver envelope (b)(i) to the Buyer, the Escrow Agent shall also deliver:

i.	Envelopes (b)(vi), (b)(vii), (b)(viii) and (b)(ix) to Buyer or its assignee as instructed in the Notification; and

ii.	Envelopes (a)(i), (a)(vii), (a)(viii), and (a)(ix) to Seller.

b.	If Buyer or its assignee instructs the Escrow Agent to deliver envelope (b)(ii) to the Buyer, the Escrow Agent shall also deliver (to the extent not delivered pursuant to Paragraph 4(a)):

i.	Envelopes (b)(vi), (b)(vii), (b)(viii) and (b)(ix) to Buyer or its assignee as instructed in the Notification; and

ii.	Envelopes (a)(iii), (a)(iv), (a)(vii), (a)(viii), and (a)(ix) to Seller.

c.
If Buyer or its assignee instructs the Escrow Agent to deliver envelope (b)(iii) to the Buyer, the Escrow Agent shall also deliver (to the extent not delivered pursuant to Paragraph 4(a) or Paragraph 4(b)):

i.	Envelopes (b)(vi), (b)(vii), (b)(viii) and (b)(ix) to Buyer or its assignee as instructed in the Notification; and

ii.	Envelopes (a)(iv), (a)(vii), (a)(viii), and (a)(ix) to Seller.

d.
If Buyer or its assignee instructs the Escrow Agent to deliver envelope (b)(iv) to the Buyer, the Escrow Agent shall also deliver (to the extent not delivered pursuant to Paragraph 4(a) or Paragraph 4(b) or Paragraph 4(c)):

i.	Envelopes (b)(vi), (b)(vii), (b)(viii) and (b)(ix) to Buyer or its assignee as instructed in the Notification; and

ii.	Envelopes (a)(v), (a)(vii), (a)(viii), and (a)(ix) to Seller.

e.	At the time that Buyer or its assignee instructs the Escrow Agent to deliver envelope (b)(i) to the Buyer it shall also instruct the Escrow Agent to either:

i.	Deliver envelope (a)(ii) to the Seller; or

ii.
Return envelope (a)(ii) to the Buyer or its designee so that Buyer will cause the certificate representing that portion of the Contingent Shares to be cancelled and a new certificate representing the adjusted number of Contingent Shares to be issued and delivered to Seller; or

iii.	Return envelope (a)(ii) to the Buyer or its designee so that the Contingent Shares may be cancelled.

5.	NOTIFICATION.

a.
The Notification required under Section 4, above, may be given by the Buyer or its assignee to the Escrow Agent up to three times prior to the Termination Date, must be in writing, must be signed by the President of the Buyer or its assignee, and must state at least the following:

i.
If the Buyer has assigned the right to give the Notification as to all or any part of the transaction contemplated hereby, the Notification must name and provide an address and other contact information for the assignee, it must describe the part of the transaction being assigned, and it must include a copy of the notarized document by which the assignment was made;

ii.	The envelopes (any or all of (b)(i), (b)(ii), (b)(iii) or (b)(iv)) to be given to Buyer or its assignee;

iii.	The delivery date for such envelopes (which must be a date not less than ten days after the Notification is received by the Escrow Agent);

iv.	The location for delivery to Buyer or (if applicable) its assignee and the means (commercial courier, messenger, or other) by which delivery to Buyer or its assignee is to be accomplished; and

v.
A representation that the Buyer or (if applicable) its assignee has provided a copy of the Notification by electronic means or by hand delivery to the Seller not later than the time the Buyer or its assignee provided the Notification to the Escrow Agent.

vi.
To the extent that the Notification provides that envelopes described in Paragraphs (b)(i), (b)(ii), (b)(iii) or (b)(iv) are not to be given to Buyer, the Escrow Agent will return such envelopes to Seller.

1.	If envelope (b)(i) is returned to Seller, the Escrow Agent will return envelopes (a)(i) and (a)(ii) to Buyer;

2.	If envelope (b)(ii) is returned to Seller, the Escrow Agent will return envelope (a)(iii) to Buyer;

3.	If envelope (b)(iii) is returned to Seller, the Escrow Agent will return envelope (a)(iv) to Buyer; and

4.	If envelope (b)(iv) is returned to Seller, the Escrow Agent will return envelope (a)(v) to Buyer.

b.	After receipt of the Notification, the Seller may either:

i.
Protest the Notification and the delivery of any documents to Buyer (which protest must be in writing, must be delivered to Buyer no later than the time it is delivered to the Escrow Agent, must state with specificity the grounds for the Seller’s protest, and which must advise the Buyer that the Seller has invoked the dispute resolution provisions of the Purchase Agreement); or

ii.	Provide the Escrow Agent notification as to the location for delivery to Seller and the means (commercial courier, messenger, or other) by which delivery to Seller is to be accomplished.

c.
If the Escrow Agent receives the response from Seller contemplated by Paragraph 5(b)(i) (the protest), the Escrow Agent will not make any delivery of any of the Envelopes until the Escrow Agent receives a Notification signed by both Buyer and Seller or, if sooner, the Termination Date.  If the Escrow Agent receives the response from Seller contemplated by Paragraph 5(b)(ii) (the Seller’s notification), the Escrow Agent may immediately thereafter make the deliveries as contemplated by the Notification and by the Seller’s notification.

6.
RELEASE CONDITION.    None of the Escrow Property deposited by the Buyer and described in Section 1(a) above shall be disbursed to the Seller by the Escrow Agent, and none of the Escrow Property deposited by the Seller described in Section 1(b) above shall be disbursed to the Buyer by the Escrow Agent, unless and until the Buyer or its assignee notifies the Escrow Agent that the Buyer has received the funding described in the Share Purchase Agreement (the “SPA”) dated March 24, 2010 between the Buyer and Vital Source, SA as it may be modified by the parties, or receives funding from an alternative source in an amount comparable to that described in the SPA.

7.	VOTING OF THE BUYER SHARES AND/OR THE SELLER SHARES.

a.
During the period that any of the Buyer Shares are held by the Escrow Agent, and only with respect to that number of Buyer Shares then held by the Escrow Agent, the Seller hereby irrevocably grants to the President of Buyer its proxy and appoints the President of the Buyer as Seller’s attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Seller to cast its vote or cause to be voted, the Buyer Shares, or grant a consent or approval in respect of such Buyer Shares, at every annual, special or other meeting of the shareholders of the Buyer, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise at which the Buyer’s Shares would be entitled to vote; provided, however, that the foregoing grant of proxy shall terminate immediately upon termination of this Agreement in accordance with its terms.  The Seller specifically recognizes and agrees that this grant of proxy is coupled with an interest, being its interest in the transaction described in the Purchase Agreement and its interest in this Agreement.

b.
During the period that any of the GSE Shares, the GSH Shares, or the GSS Shares (collectively the “Seller’s Shares”) are held by the Escrow Agent, and only with respect to the Seller’s Shares then held by the Escrow Agent, the Buyer hereby irrevocably grants to the Chairman of the Seller its proxy and appoints the Chairman of the Seller as Buyer’s attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Buyer to cast its vote or cause to be voted, the Seller Shares, or grant a consent or approval in respect of such Seller Shares, at every annual, special or other meeting of the shareholders of the Seller, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise at which the Sellers Shares would be entitled to vote; provided, however, that the foregoing grant of proxy shall terminate immediately upon termination of this Agreement in accordance with its terms.  The Buyer specifically recognizes and agrees that this grant of proxy is coupled with an interest, being its interest in the transaction described in the Purchase Agreement and its interest in this Agreement.

8.	DUTIES OF ESCROW AGENT

a.
Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

b.
Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any success or Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

c.
Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

d.
Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

e.	Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

f.
Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities, document or agreement deposited hereunder.

g.
Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

h.
Except for the instructions to be delivered by the as set forth in Section 3 hereof, the Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court, and in case the said Escrow Agent obeys or complies with any such order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

i.
Buyer and Sellers shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder on a time-spent-basis (‘billing on the clock’) and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Seller. Any fees or expenses of Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by Escrow Agent hereunder.

j.
No printed or other matter in any language (including, without limitation,  prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

k.
The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

9.
LIMITED RESPONSIBILITY.  This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

10.
NOTICES.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Escrow Agent:
OPPENHEIM LAW FIRM

12 Károlyi Mihály utca
1053 Budapest, Hungary
Attention:  Dr. Jozsef Bulcsu Fenyvesi
Facsimile No.: +36-1486-2201

Seller:
GENESIS ENERGY INVESTMENT, PLC
Szent Istvan Krt. 18
H-1137 Budapest, Hungary
Attention: Edward Mier-Jedrzejowicz, Chairman of the Board
Facsimile No.: 00-36-1-452-1701

Buyer:
GENESIS SOLAR CORPORATION
4600 South Ulster Street, Suite 800
Denver, CO 80237
Attention:  David W. Brenman, President
Facsimile No.: 303-796-2777

with a copy to:
Burns, Figa & Will, P.C.
Suite 1000, 6400 South Fiddler’s Green Circle
Greenwood Village, CO 80112
Attention:  Herrick K. Lidstone, Jr., Esq.
Facsimile No.: 303-796-2777

11.
JURISDICTION; SERVICE OF PROCESS.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Colorado, County of Arapahoe, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.
COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

13.	SECTION HEADINGS. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

14.
WAIVER.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out  of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

15.
EXCLUSIVE AGREEMENT AND MODIFICATION.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; provided, however, that the Purchase Agreement continues in full force and effect. This Agreement may not be amended except by a written agreement executed by the Buyer, the Seller and the Escrow Agent.

16.	GOVERNING LAW. This Agreement shall be governed by the laws of the State of Colorado, without regard to conflicts of law principles.

17.
FURTHER ASSURANCES.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

18.	MUTUAL REPRESENTATIONS. The Parties each make the following representations and warranties to the other as of the date of this Agreement:

a.
It has the full right, power, and authority to enter into, perform, and observe the terms of this Agreement and all action on its part for the execution and delivery of this Agreement has been or will be duly and effectively taken.

b.
Neither the execution of this Agreement, nor the fulfillment of or the compliance with the terms and conditions, or provisions or, or constitute an event of default under, any agreement, instrument, indenture, or any judgment, order, or decree, nor shall it conflict with or constitute a violation of any obligation or duty imposed by law, that would have a material adverse effect on the ability of the party to perform its obligations as required herein.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer GENESIS SOLAR CORPORATION By: /s/ David Brenman David W. Brenman, President
Escrow Agent OPPENHEIM LAW FIRM By: /s/ Zsolt Cseledi Dr. Zsolt Cseledi, Partner

Seller:
GENESIS ENERGY INVESTMENT, PLC

By:
/s/ Matarits Tamas Matarits Tamas	/s/ Herald Janssen Herald A.M.A. Janssen
Member the Management Board	Member of the Management Board
Genesis Energy Investment Public Limited Company